CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-277092) (the “Registration Statement”) of Equitable Financial Life Insurance Company of America of our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the year ended December 31, 2023 and consent to the incorporation by reference of Equitable Financial Life Insurance Company our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 19, 2024